Exhibit A

			    ROUNDY'S, INC.

			Subscription Agreement
			----------------------
	The undersigned customer/employee/director of Roundy's, Inc. ("Roundy's") hereby subscribes for and agrees to purchase _________ shares of Class A Common Stock and/or _____________ shares of Class B Common Stock of Roundy's, at the price per share set forth below, being equal to the Book Value per share of such Common Stock as of the close of the most recently ended fiscal year of Roundy's, as determined by Roundy's audited financial statements and adjusted for subsequent stock dividends and stock splits. The undersigned acknowledges receipt of a Prospectus dated ______________, 19__ relating to Roundy's offer of the Class A or Class B Common Stock subscribed for hereby.

	The undersigned represents that the undersigned is purchasing such securities for the undersigned's own account, for investment only and not for resale or distribution. The undersigned further acknowledges and understands that in no event may the Class A nor Class B Common Stock be pledged, transferred or hypothecated without Roundy's prior written consent. The undersigned acknowledges and agrees to be bound by the provisions of Section 7.11 of Roundy's By-Laws (as the same may be amended and in effect from time to time) imposing limitations on the ownership of Roundy's Class A Common Stock and providing for the conversion of shares of Class A Common Stock into shares of Class B
Common Stock, upon the occurrence of a "Customer/Shareholder
Termination" as that term is defined in Roundy's By-Laws.

	This paragraph applies only to subscriptions by customers with a Buying Deposit Deficit: The shares purchased hereby shall become a part of the undersigned's Buying Deposit pursuant to the Buying Deposit Agreement previously entered into by the undersigned for the Store Location (Customer Number) set forth below. If so indicated below, the undersigned hereby directs Roundy's to apply the amount set forth below, from funds previously deposited by the undersigned with Roundy's, against the subscription price provided for herein.

	Roundy's, by accepting this Subscription Agreement, agrees to be bound by the Statement of Policy Regarding Repurchase of Stock set forth as Exhibit D to Roundy's Prospectus, as such Statement of Policy may be amended from time to time.
				       ________________________________
					    Legal Name of Subscriber
Applicable Federal
Identification or
Social Security Number
______________________                  By ____________________________
   (Name)                                          (Title)
Dated______________, 19____             Customer Number _________
					(If applicable)
					Mailing Address:
					________________________________
					City ___________________________
					State __________________Zip_____

Price per Share:                                $___________________
Total Subscription Price:                       $___________________
Amount to be applied from funds on deposits: $___________________ Cash remitted with this Subscription Agreement: $___________________

Agreement Accepted:

Roundy's, Inc.

By:________________________________     Date:_____________________________

													       Exhibit B

			      ROUNDY'S, INC.
			Buying Deposit Agreement
			------------------------

	The undersigned customer of Roundy's, Inc. ("Roundy's") hereby agrees to establish a Buying Deposit with Roundy's in the total amount set forth below, and to make monthly installment payments of such Buying Deposit to Roundy's as set forth below. The amount of the Buying Deposit has been computed as an amount equal to the estimated amount of purchases by the undersigned from Roundy's, with respect to the store location identified below ("Store Location") over a two week period, with a minimum amount of $20,000. The total Buying Deposit will be established by periodic payments to be made by the undersigned to Roundy's in accordance with the amortization schedule set forth below. It is understood that Roundy's shall have the right to increase the amount of the Buying Deposit at any time, in which event the amortization schedule set forth below shall be adjusted accordingly.

	To fulfill its obligation to establish such Buying Deposit, the undersigned may from time to time subscribe for and purchase shares of Roundy's Class A and/or Class B Common Stock pursuant to Roundy's Policy Regarding Issuance and Sales of Roundy's Stock (adopted December 7, 1993; effective January 1, 1994, as amended) (a copy of which the undersigned acknowledges having received as an exhibit to the Prospectus dated March ____, 1995 for Roundy's Common Stock (the "Prospectus"), which has been provided to the undersigned). The undersigned acknowledges that such Policy may be amended, modified, suspended or terminated at any time and from time to time in the discretion of Roundy's Board of Directors, and that by accepting this Buying Deposit Agreement, Roundy's has not undertaken any obligation to issue or sell any shares of its stock to the undersigned except to the extent provided in such Policy, as the same may exist and be in effect from time to time.

	Installment payments made to Roundy's from time to time will be retained by Roundy's as a part of the undersigned's Buying Deposit, and will be applied to the undersigned's purchase of shares of Roundy's Common Stock only at such times and in such amounts as the undersigned may designate (subject to the preceding paragraph and the Policy described therein) pursuant to a subscription agreement executed by the undersigned in the form attached hereto.

	Roundy's, by accepting this Buying Deposit Agreement, agrees to be bound by the Statement of Policy Regarding Repurchase of Stock set forth as Exhibit D to the Prospectus, as such Statement of Policy may be amended from time to time.

	The undersigned understands that patronage dividends, if any, paid to the undersigned in Class B Common Stock from and after the date hereof, until the Buying Deposit is satisfied, will be credited against the installment payments of the undersigned's Buying Deposit in the inverse order of the due dates of such installments, at a price per share equal to the Book Value of such shares as of the fiscal year-end immediately preceding the date of their issuance.

	Upon termination of the customer status of the undersigned with Roundy's for any reason or if the undersigned at any time shall not have made payments due from it to Roundy's in the manner and within the time limits established by Roundy's, Roundy's shall have the right to reimburse itself out of the undersigned's Buying Deposit for any amounts owed to Roundy's by the undersigned.

							   Exhibit B

	If the undersigned has previously entered into any prior Buying Deposit Agreement(s) for the Store Location, this Buying Deposit
Agreement supersedes and cancels such prior Agreement(s) in their entirety.


_______________________               ________________________________
Applicable Federal                    Legal Name of Subscriber
Identification or
Social Security Number

_______________________               By ____________________________
	 (Name)                                 (Title)


Dated _________________, 19___        Customer Number

				      Mailing Address:

				      ________________________________

				      City ___________________________

				      State___________________________

				      Zip Code __________________


	      BUYING DEPOSIT - MONTHLY INSTALLMENT PAYMENTS
	     ---------------------------------------------

1.      Total Buying Deposit            _______________________

2.      Less down payment               _______________________

3.      Balance to be amortized         _______________________

4.      Estimated weekly retail sales   _______________________


			Check           Monthly Buying Deposit Installment
Weekly Retail Sales      One              1st Year        2nd Year   3rd Year
- -------------------     -----           -------------------------------------
$ 40,000 - $100,000     _____              $  300          $  400     $  500
$100,000 - $200,000     _____                 750             900      1,050
Over $200,000           _____               1,000           1,250      1,500

Payment beginning (nearest 15th day of month following down payment)

Approved:_____________________________________________
Retail Counselor, Roundy's, Inc.

Accepted:_____________________________________________
Sales Manager, Roundy's, Inc.

						      Exhibit C

Article V of By-Laws of Roundy's, Inc., as amended by the Board of Directors on December 12, 1989


				       FISCAL YEAR
			      ACCOUNTING AND PATRONAGE REBATES
			      --------------------------------

	The corporation is obligated to its Common stockholders on a patronage basis or bases for all amounts received by it resulting from sales to them as defined and limited herein.

	5.1 Patronage Dividends. Patronage dividends shall accrue to Class A Common stockholders of the corporation out of net earnings from business done with such stockholders and shall be determined and distributed for each fiscal year pursuant to existing provisions of the Internal Revenue Code; provided further that patronage dividends of the corporation will be determined on the basis of the net sales of the corporation to each Class A Common stockholder and paid in an amount which will reduce net income of the corporation to such amount as will result in an increase of ten percent (10%) in the net Book Value (as determined by the corporation's independent certified public accoun-tants) of the corporation's outstanding shares as of the close of such fiscal year. The computation of the amount of patronage dividends payable to Class A Common stockholders shall be made after the determination of patronage dividends payable to nonstockholder-customers.

	5.2 Determination of Patronage Dividends. Patronage dividends shall be determined from the records of the corporation as soon as practicable after the close of the corporation's fiscal year, and the Class A Common stockholders shall be promptly advised of the amount of their respective patronage dividend and the method of payment of such patronage dividend.

	5.3 Consent. Each person who hereafter becomes a Class A Common stockholder of this corporation and each Class A Common stockholder of this corporation on the effective date of this By-Law who continues as a Class A Common stockholder after such date shall, by such act alone, consent that the amount of any distributions with respect to his patronage occurring after January 3, 1976 which are made in written notices of allocation (as defined in Section 1388 of the Internal
Revenue Code) and which are received by him from the corporation, will be taken into account by him at their stated dollar amounts in the manner provided in Section 1385(a) of the Internal Revenue Code in the taxable year in which such written notices of allocation are received by him.

	5.4  Payment of Patronage Dividends.

			(a) Patronage dividends are payable in the fiscal year following the fiscal year in which accrued, in money, qualified written notices of allocation (as defined by the Internal Revenue Code) or other property (except non-qualified written notices of allocation as defined by the Internal Revenue Code) provided, however, that at least twenty percent (20%) of the amount of a patronage dividend shall be paid in money or by qualified check as defined by the Internal Revenue Code.

	5.5  Corporate Accounting and Fiscal Year.

		   (a) The accounts of the corporation shall be kept on the accrual basis and reflect assets, liabilities, stockholders' equities and operations in accordance with generally accepted accounting principles.

		   (b) The fiscal year of the corporation shall be on a 52-53 week basis ending on the Saturday nearest to December 31st as that method permits.

	5.6 Patronage Dividends to Nonstockholders. The corporation may, in its sole discretion, enter into written agreements obligating itself to pay patronage dividends to nonstockholder-customers.

							 Exhibit D

	      ROUNDY'S, INC. POLICY RELATING TO REDEMPTION OF STOCK BY INACTIVE CUSTOMER SHAREHOLDERS AND FORMER EMPLOYEES

				  ARTICLE 1
		   Repurchase of Shares by Corporation
		   -----------------------------------

	1.01 Agreement to Repurchase. Upon the terms and subject to the conditions set forth in this Policy (including the applicable provisions of Articles 2 and 3, below), the Corporation shall be obligated to repurchase its shares of Class A Common Stock and Class B Common Stock after proper request by the holder thereof, or his or its legal representative, at any time after the occurrence of a Customer/
Shareholder Termination with respect to such stock or an Employee/ Shareholder Termination with respect to such holder.

	1.02 Repurchase in Increments. The Corporation's obligation to repurchase stock shall accrue, subject to the other terms and conditions of this Policy, in annual 20% increments during the five year period beginning on the Repurchase Request Date with respect to such stock. Beginning on the first anniversary date of the Repurchase Request Date, the Corporation shall become obligated to purchase in accordance herewith 20% of the aggregate number of shares of Class A and Class B Common Stock as to which a proper repurchase request has been received. Such percentage shall be increased to 40% on the second anniversary date of the Repurchase Request Date, 60% on the third anniversary date, 80% on the fourth anniversary date and 100% on the fifth anniversary date of the Repurchase Request Date. Regardless of the foregoing, in the event that a Customer/Shareholder Termination or an Employee/Shareholder Termination occurs as a result of the death of the shareholder and the estate of such shareholder specifically so elects by written notice to the Secretary of the Corporation within 180 days thereafter, the repurchase of not more than the first $50,000 in value of stock shall be accelerated to the date 180 days after receipt by the Secretary of such written election. Each share shall continue to be outstanding for all purposes until actually repurchased.

	1.03 Calculation of Repurchase Price. The repurchase price for each share of stock of the Corporation shall be the Book Value of such share at the date of repurchase.

	1.04 Form of Repurchase Request. A proper repurchase request for purposes hereof shall consist of a written notification to the Secretary of the Corporation specifying the number of shares to be repurchased, the reason for such repurchase request, and the date or dates on which a Customer/Shareholder Termination or Employee/Shareholder Termination occurred with respect to the stock covered by such repurchase request. Such repurchase request must be made in accordance with the procedures specified in Section 2.02, below.

	    1.05 Acknowledgment By Corporation of Repurchase Request. Subject to the conditions set forth in the Policy (including the applicable provisions of Articles 2 and 3, below), the Secretary shall promptly acknowledge in writing receipt of a repurchase request. Such acknowledgment shall set forth, among other things, the Repurchase Target Dates with respect to the shares covered by the repurchase request and the Book Value of the shares at the Repurchase Request Date, and shall enumerate such documents and instruments as may be reasonably required to be delivered to assure the Secretary that the Corporation will receive unencumbered title to the shares to be repurchased.
Neither such acknowledgement nor any other communication made by the Corporation pursuant to this Policy shall be deemed to be an agreement to purchase shares for purposes of this Policy, except subject to all the terms and conditions hereof. After such acknowledgement has been given by the Secretary, a stock repurchase request shall be irrevocable except with the written consent of the Board of Directors.

      1.06 Payment of Repurchase Price. Subject to the terms and conditions of this Policy, the Corporation shall repurchase shares subject to a proper repurchase request by payment of the full purchase price in cash or by check within 10 days after the later of the Repurchase Target Date or the date on which the appropriate stock certificates have been received, in negotiable form, together with any such other documents or instruments as the Secretary shall have requested in its acknowledgement notice given under Section 1.05, all in form reasonably acceptable to the Secretary; provided, however, that in no event shall the Corporation be obligated to repurchase shares within 90 days after the end of its fiscal year. By mutual agreement of the Corporation and the shareholder, such shares may be repurchased at any time prior to the Repurchase Target Date, but only if no other shareholder has been assigned an earlier Repurchase Target Date and such shares have not yet been actually repurchased.

	1.07 Limitation on Corporation's Obligation to Repurchase. The Corporation's obligation to repurchase shares hereunder is subject to
(i) all restrictions which may be imposed by applicable law from time to time, and (ii) the limitations (if any) on repurchases of shares contained in any lending or other agreements of the Corporation in force from time to time. In the event the Corporation is precluded during a given period of time from repurchasing shares which are the subject of a repurchase request because of such limitations or if required repurchases are delayed for any other reason (in either case, a "Suspension"), repurchases shall be resumed promptly thereafter in the order of the Repurchase Target Dates which occurred during the period of the Suspension, regardless of the dates the repurchase requests were received and such suspended repurchases shall be made prior to repurchases becoming due on any subsequent Repurchase Target Date. Notwithstanding the foregoing provisions, stock having a repurchase price of not in excess of $25,000 per shareholder may, in the sole discretion of the Corporation, be repurchased on an accelerated basis in cases of demonstrated hardship.

	    1.08  Authority Reserved.

			(a) No provision of this Policy shall be construed as limiting the Corporation's authority to repurchase outstanding shares of its stock at the discretion of the Board of Directors or the officers on any other terms at any time; provided however, that no such discretionary purchases shall occur if a Repurchase Target Date has passed with respect to shares required to be repurchased under this Policy and such shares have not yet been repurchased.

			(b) No provision of this Policy shall be construed as limiting the authority of the Board of Directors to amend, revise or rescind this Policy. This Policy does not create, and should not be understood as creating, any vested rights or contractual obligations of the Corporation except, and only to the extent, that no amendment, revision or rescission shall reduce the Repurchase Price payable by the Corporation for shares with respect to which the Repurchase Request Date precedes the date of the resolution of the Board of Directors effecting such amendment, revision or rescission.

	1.09 Adjustments. For all purposes hereof, in the event of a stock split or similar capital change (excluding regular stock issuances associated with the Corporation's patronage dividends), equitable adjustment will be made to the number of shares to be repurchased and
the repurchase price.             A-7

				ARTICLE 2
	      Additional Conditions to Repurchase Obligations
	      -----------------------------------------------

	2.01 Notification to Corporation of Certain Termination Events. Each shareholder (or his or its legal representative) shall, as soon as possible after the occurrence of a Customer/Shareholder Termination or an Employee/Shareholder Termination (occurring otherwise than as a result of the death or retirement of the employee), give written notice of the same to the Secretary of the Corporation, stating the nature and date of such event. If it shall come to the attention of the Corporation that such an event has occurred and no such notice has been received, the Secretary shall give written notice of the same to the record holder of such shares. Any determination so made in good faith by the Corporation, including any determination as to the date upon which a retail food store became or ceased to be an Active Customer, or upon which a Customer/Shareholder Termination or an Employee/Shareholder Termination occurred, shall be final and binding on all persons.

	2.02 Timing of Repurchase Requests. Requests by shareholders to have their shares of stock redeemed or repurchased pursuant to this policy will be accepted by the Corporation when made in accordance with the following procedures:

		   (a) When Repurchase Requests May Be Made. Requests by a shareholder to have its stock repurchased or redeemed will be accepted only if made during one of three (3) "window" periods each year -- after the first, second and third fiscal quarters of the Corporation, consisting of the last two weeks of May, August and November, respectively. These "window" periods are subject to closure or modification by management or the Board of Directors of the Corporation if, in the best judgment of management or the Board, it would be inappropriate for the Corporation to be engaged in the purchase or sale of its shares at such time. Requests for redemption will be deemed to have been duly made during these periods if they are received in writing at the Corporation's Pewaukee office during the window period or, if received thereafter, if they were postmarked during the window period.

		   (b) Authority Of The Board To Suspend Or Deviate From These Requirements. The Board of Directors reserves at all times the authority to alter, suspend or deviate from the requirements of this
Section 2.02, in its discretion, to the extent it determines such action to be appropriate.

		   (c) Effective Date. The provisions of this Section 2.02 will be effective commencing January 1, 1994.

	2.03  Limitations on Ownership of Class A Common Stock.

		   (a) No person may directly or indirectly beneficially own shares of Class A Common Stock except a Person who or which directly or indirectly owns an Active Customer or the trustees of a voting trust formed by and for the benefit of such Persons. No Person may directly or indirectly beneficially own more than 100 shares of Class A Common
Stock, except that (i) a Person owning and operating (or controlling) more than one Active Customer at different locations may own not more than 100 shares of Class A Common Stock for each such Active Customer, and (ii) the trustees of a voting trust as set forth in the preceding sentence may be the record holders of such number of shares as may be owned in the aggregate by the depositors thereof.

			(b) Any holder of shares of Class A Common Stock shall immediately present his or its certificate(s) representing the same to the Secretary of the Corporation, in negotiable form, upon the occurrence of a Customer/Shareholder Termination with respect to an Active Customer owned and operated (or controlled) by such shareholder.

In the event such shareholder has theretofore owned more than 100 shares of Class A Common Stock, there shall be presented to the Corporation 100 of such shares for each such Active Customer as to which a Customer/ Shareholder Termination has occurred. Upon receipt of such certificate(s), the Corporation shall issue to and in the name of the record holder thereof a replacement certificate for a like number of shares of Class B Common Stock. In the event any holder shall fail to surrender such certificates to the Corporation within thirty (30) days after the Customer/Shareholder Termination, the Corporation may, at any time thereafter, by written notice to the record holder thereof, deem such shares of Class A Common Stock to have been converted into a like number of shares of Class B Common Stock; and thereafter, such shares of Class A Common Stock shall not be deemed outstanding for any purpose and the certificate(s) therefor shall evidence only the right to receive a certificate representing a like number of shares of Class B Common Stock upon proper presentation to the Corporation in negotiable form. The obligations of a shareholder hereunder to surrender and exchange shares of Class A Common Stock shall be binding upon the legal representatives or successors or such shareholder, any purported transferee, and any nominee or trustee of a voting trust holding shares of Class A Common Stock for the benefit of such shareholder, upon notice from the Corporation or otherwise that a Customer/Shareholder Termination has occurred.
				 ARTICLE 3
			       Effective Date
			       --------------

	3.01  Effective Date.  The repurchase provisions set forth in
Article 1 of this Policy shall not apply to shares as to which repurchase requests have been filed before January 1, 1991, provided, however, that if the second, third, fourth or fifth anniversary dates of a Repurchase Request Date occur on or after January 1, 1991, the repurchase provisions set forth in Article 1 shall apply to the 20% increments which would be purchased on such anniversary dates as if this Policy had been in effect on the Repurchase Request Date.

	    3.02  Applicability.

		   (a) The repurchase provisions set forth in Article 1 of this Policy shall not apply:

			   (1)  With respect to the shares owned by any person
who directly, indirectly or beneficially owns shares of Class A Common
Stock in violation of the limitations on ownership contained in Section 2.02(a), above (the "Ownership Limitation") if the shares of Class A
Common Stock are determined by the Corporation to have been held in violation of such Ownership Limitations for a period of ninety (90) days or more.

			   (2)  With respect to any shares owned by any person
who is a Claimant, as defined herein.

		   (b) In the event that a shareholder who filed a repurchase request on or after January 1, 1991, subsequently becomes subject to the provisions contained in Sections 3.02(a)(1) or (2), the Corporation shall be under no obligation at any time thereafter to repurchase (or continue to repurchase, if the repurchase in increments had already commenced) any shares from such shareholder.

				     ARTICLE 4
				    Definitions
				    -----------

	4.01  Whenever used in this Policy;

		   (a) "Active Customer" means a retail food store whose principal source of supply is purchases from the Corporation.

		   (b) "Book Value" at any given date means the Book Value of a share of Common Stock (determined according to the annual financial statements prepared by the Corporation, as audited and certified by the Corporation's independent auditors) as of the end of the fiscal year immediately preceding the fiscal year in which such date occurs.

		   (c) "Claimant" means any shareholder of the Corporation who has asserted and not irrevocably withdrawn such assertion or is otherwise then asserting (in or in anticipation of any litigation or other proceeding) a challenge (1) to the authority of the Corporation or its Board of Directors to adopt any pending Redemption Policy or to have adopted the then current Redemption Policy or any prior Redemption
Policy or to amend or revise any of the same or (2) to the enforceability or validity or the Corporation's interpretation or application of any provision of the then current or any prior Redemption Policy.

		   (d) "Customer/Shareholder Termination" occurs whenever an Active Customer owned and operated (or controlled) by a shareholder of the Corporation either (A) ceases to be an Active Customer, or (B) ceases to be owned and operated (or controlled) by such shareholder, whether by reason of the death, adjudication of incompetency or complete retirement from business by reason of age or disability of such shareholder (if an individual), the dissolution or termination of such shareholder (if a Person other than an individual), adjudication in bankruptcy, transfer of the Active Customer or the entity owning or controlling it, or otherwise. In the event the above shall occur with respect to one or more but not all Active Customers owned and operated
(or controlled) by a single shareholder of the Corporation, a Customer/Shareholder Termination shall be deemed to have occurred with respect to that fraction of each class of Common Stock owned by such shareholder as is equal to the fraction produced by dividing the number of Active Customers owned and operated (or controlled) by such shareholder after such event(s) by the number of Active Customers so owned and operated (or controlled) immediately before such event(s).

		   (e) "Employee/Shareholder Termination" occurs, with respect to a shareholder who is an employee of the Corporation, upon the cessation of such person's employment relationship with the Corporation for any reason.

		   (f) "Person" includes any individual, corporation, partnership, joint venture, trust, estate or any other legal entity.

		   (g) "Redemption Policy" means any written policy adopted by the Board of Directors of the Corporation pursuant to Section 3.4 of the Articles of Incorporation setting forth terms, conditions or provisions under which the Corporation will (during the term of such policy) repurchase, redeem or otherwise acquire shares of the Corporation's stock from shareholders of the Corporation.

		   (h) "Repurchase Request Date" with respect to a share of stock means the date of actual receipt by the Secretary of the Corporation of a written request for repurchase of such share which complies with Section 1.04 of this Policy.

		 (i) "Repurchase Target Date" with respect to a share of stock means the date upon which the Corporation is to become obligated to repurchase such share of stock in accordance with Section 1.02 of this Policy. If such date is not a day on which business is generally conducted in the Corporation's main offices, then the "Repurchase Target Date" shall be the next subsequent business day.

							    Exhibit E

	       POLICY REGARDING ISSUANCE AND SALES OF ROUNDY'S, INC. STOCK
	       -----------------------------------------------------------

     Roundy's, Inc. will make shares of its Class B Common Stock
("Stock") available for purchase from time to time on the following terms and conditions:

	(1) Persons to Whom Shares Will Be Issued. Shares of the Company's Stock will be made available for purchase by:

	-       the Company's existing shareholders who are active
			retailers doing business with the Roundy's
		Cooperative ("Retailers");

	-       new Retailers; and

      -       employees of Roundy's, Inc. ("Employees"), upon the
			recommendation of the Chief Executive Officer and the approval of the Board of Directors or the Compensation Committee of the Board.

	Stock will not be made available to "inactive" retailers, even if they have not yet tendered their stock for repurchase pursuant to the inactive shareholder repurchase policy.

	(2) Times at Which Stock Will Be Made Available for Purchase. Stock will be made available for purchase by eligible purchasers during three (3) "window" periods each year -- after the first, second and third fiscal quarters of the Company consisting of the first two weeks of May, August and November, respectively. These "window" periods are subject to closure or modification by management or the Board of Directors if, in the best judgment of management or the Board, it would be inappropriate for the Company to be engaged in the purchase or sale of its shares at such time.

	(3) Price at Which Shares Will Be Issued. When issued pursuant to this policy, shares will be issued at a price equal to their Book Value as of the preceding fiscal year end.

	(4) Number of Shares Which Any Purchaser Shall Be Eligible to Purchase. The terms set out in this Paragraph 4 are subject at all times to the restrictions and limitations with respect to timing of purchases as set out in Section 2 above.

	    (i) Retailers. The number of shares a Retailer will be eligible to purchase will depend in part on the number of shares already held by such Retailer relative to the number of shares which such Retailer would be expected to hold under Roundy's "Buying Deposit" policy. Roundy's encourages each of its Retailers to purchase and hold shares of the Company's Stock having a total "Book Value" equal to not less than twice the average amount of such Retailer's weekly purchases from Roundy's. This amount is referred to as the Retailer's "Buying Deposit." These shares are pledged to Roundy's to secure the Retailer's accounts receivable due Roundy's, as well as any other indebtedness of the Retailer to Roundy's. The excess (if any) of a Retailer's Buying Deposit over the number of shares of Stock which such Retailer holds at any time is referred to herein as such Retailer's "Buying Deposit Deficit." For purposes of this policy, each Retailer's Buying Deposit

Deficit will be redetermined as of the first day of each of the Company's fiscal years, based on purchases by such Retailer during the immediately preceding fiscal year.

		   (A) Current Active Retailers Which Have a Buying Deposit Deficit. Existing active Retailers which have a Buying Deposit Deficit (other than an "Incremental Buying Deposit Deficit" or an "Initial Buying Deposit Deficit" as defined in paragraphs (b) and (c) below) referred to herein in as a "Regular Buying Deposit Deficit") will be entitled to purchase, in each "window" period described in Section 2 above, shares equal to five percent (5%) of their Regular Buying Deposit Deficit.

		    (B) Current Active Retailers Which Create Or Increase Their Buying Deposit Deficit Through Expansion Or Addition Of New Store Facilities. In the case of a Retailer which expands its store facilities or adds new facilities, and thereby creates a Buying Deposit Deficit or increases its Buying Deposit Deficit over its Regular Buying Deposit Deficit (referred to herein as an "Incremental Buying Deposit Deficit"), such Retailer will be entitled to purchase (in addition to shares which may be purchased under the preceding paragraph A) shares up to but not greater than fifty percent (50%) of its Incremental Buying Deposit Deficit, but only if such shares are purchased in the first "window" period, as described in Section 2 above, following the date on which the new or expanded store facility first opens, or in the immediately following "window" period (unless the Company does not authorize the sale of its shares during either of such "window" periods, in which event such shares must be purchased at the earliest time thereafter at which the Company authorizes sales of its shares). The remainder of such Retailer's Incremental Buying Deposit Deficit will become part of its Regular Buying Deposit Deficit, and will be subject to the provisions of Paragraph A above.

			    Notwithstanding the foregoing, a Retailer to which Roundy's or any of its subsidiaries has loaned funds (other than extensions of trade credit in the ordinary course of business) or with respect to which Roundy's or any of its subsidiaries has guaranteed indebtedness (other than a guaranty or other contingent liability for rentals due under leases of store facilities or the equipment therein) will not be eligible to purchase shares up to fifty percent of the Incremental Buying Deposit Deficit as described above. In that event, all of such Retailer's Incremental Buying Deposit Deficit will become part of its Regular Buying Deposit Deficit, and will be subject to the provisions of Paragraph A above.
                            New Retailers. New Retailers (those who do not, as
			    of January 1, 1994, do business with the Roundy's Cooperative, either directly or through an affiliated entity) will be eligible to purchase, in each "window" period described in Section 2 above, shares equal to 10% of their Buying Deposit at the level at which it is initially established ("Initial Buying Deposit"). If such Retailer's Buying Deposit Deficit increases in any subsequent fiscal year to a level greater than its Initial Buying Deposit Deficit, such increase will constitute a Regular Buying Deposit Deficit, and will be subject to the provisions of Paragraph A, above.

		    (D) Retailers With No Buying Deposit Deficit. A Retailer which has no Regular Buying Deposit Deficit and no Incremental Buying Deposit Deficit, and which is not a new Retailer eligible to purchase shares equal to its Initial Buying Deposit under the preceding paragraph (c), will be eligible to purchase in each year shares having a total Book Value equal to five percent (5%) of its Buying Deposit (as such Buying Deposit is determined as of the first day of each fiscal year); provided that such shares must be purchased in the first "window" period of each fiscal year (unless the Company does not authorize the sale of its shares during such "window" period, under
			    Section 2 above, in which event such shares must be purchased at the earliest time thereafter at which the Company authorizes sales of its shares).

			    Notwithstanding the foregoing, a Retailer to which Roundy's or any of its subsidiaries has loaned funds (other than extensions of trade credit in the ordinary course of business) or with respect to which Roundy's or any of its subsidiaries has guaranteed indebtedness (other than a guaranty or other contingent liability for rentals due under leases of store facilities or the equipment therein) will not be eligible to purchase shares if it has no Regular Buying Deposit Deficit, Incremental Buying Deposit Deficit, or Initial Buying Deposit Deficit.

	(ii) Inactive Retailer-Shareholders. Inactive Retailers will not be permitted to acquire any additional shares.

	(iii) Employees. An Employee may purchase shares in such amount as may be authorized by the Board of Directors or the Compensation Committee of the Board, upon the recommendation of the Chief Executive Officer; provided, that any employee desiring to purchase shares shall advise the Company of his or her desire to do so prior to the end of the first fiscal quarter of any year, and, if approval for the purchase of such shares is granted, such shares shall be purchased in three approximately equal installments in each of the three "window" periods occurring during such year.

		(5) Discretion Of The Board To Deviate From Or Modify The Policy. The Board of Directors of the Company at all times retains the discretion to alter, suspend, or deviate from the above policy, in its discretion, to the extent that it determines such action to be appropriate. However, it is not anticipated that any such deviations from, modifications to, or suspensions of this policy will be made except in the case of significant transactions or events outside the ordinary course of the Company's business.

		(6) Effective Date. These policies will be effective commencing January 1, 1994.

			      PART II

	     INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

							 Estimated
	Item                                              Amount

	Registration fees...........................    $ 9,770.95
	Legal fees..................................     25,000.00*
	Accounting fees.............................      3,500.00*
	Printing (Internal Photocopying)............        500.00*
							----------
	TOTAL.......................................    $38,770.95
	    *Estimated


Item 15.  Indemnification of Directors and Officers.

	Article VIII of Roundy's By-Laws provides for indemnification by Roundy's of its Directors and Officers against liabilities incurred in their capacities as such. The following summary is subject to the specific provisions of said Article VIII and the capitalized terms used therein are specifically defined in said Article VIII:

	     Generally, Article VIII of Roundy's By-Laws requires
	    Roundy's to indemnify a Director or Officer for all Liability and Expenses arising out of any claim made against such person or in a Proceeding in which such person was a Party, unless such Liability results from the person's Breach of Duty (which generally includes a willful failure to deal fairly with Roundy's or its stockholders while subject to a conflict of interest; a transaction from which the Director or Officer derived improper personal profit; a knowing violation of criminal law; willful misconduct; or
	intentional or reckless statements or omissions regarding matters
	    under Board consideration).  Indemnification includes the
	reimbursement or advancement or expenses.  Article VIII sets forth
	specific procedures for requesting indemnification and for determining whether indemnification is proper. Article VIII provides that it is not the exclusive source for rights of an Officer or Director to indemnification.

Management believes that Roundy's policy with respect to indemnification as expressed in Article VIII of the By-Laws is consistent with application provisions of the Wisconsin Business Corporation Law respecting indemnification of Directors and Officers.

Item 16.  Exhibits.

	The following exhibits are filed as part of the Registration Statement or, where so indicated, have previously been filed with the Commission by Registrant and are incorporated herein by reference.

3.1 Articles of Incorporation of the Registrant, as amended, incorporated herein by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-2 (File No. 2-94485), dated December 5, 1984.

3.2 By-Laws of the Company, as amended December 9, 1986, incorporated herein by reference to Exhibit 3.2 of Registrant's Annual Report on Form 10-K for fiscal year ended January 3, 1987, filed with the Commission on April 3, 1987, Commission File No. 2-66296.


							    II-1



3.3     1988-1 By-Law Amendments, incorporated herein by reference to
	Exhibit 3.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1988, filed with the Commission on April 1, 1988, Commission File No. 2-66296.

3.4 Amendment of By-Law Section 5.01, incorporated herein by reference to Exhibit 3.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989, filed with the Commission on March 30, 1990, Commission File No. 2-66296.

3.5 Amendment of By-Law Sections 7.10, 7.11 and 7.12, incorporated herein by reference to Exhibit 3.5 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1990, filed with the Commission on March 28, 1991, Commission File No. 2-66296.

4.1 Modification Letter dated March 1, 1989 to Note Purchase Agreement dated September 1, 1987 between Roundy's, Inc. and Teachers Insurance and Annuity Association of America, incorporated herein by reference to Exhibit 4.1 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission on March 31, 1989, Commission File No. 2-66296.

4.2 Modification Letter dated March 20, 1990 to Modification Letter dated March 1, 1989 and to Note Purchase Agreement dated March 1, 1989 between Roundy's, Inc. and Teachers Insurance and Annuity Association of America, incorporated herein by reference to
	Exhibit 4.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989, filed with the Commission on March 30, 1990, Commission File No. 2-66296.

4.3 Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission on March 31, 1989, Commission File No. 2-66296.

4.4     Amendment No. 1 dated April 13, 1990 to the Credit Agreement dated
	       March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit
	4.5 of Registrant's Registration Statement on Form S-2 (File No. 2-66296), dated April 27, 1990.

4.5 Policy Relating to Redemption of Stock by Inactive Customer Shareholders and Former Employees.
	FILED HEREWITH (included as Exhibit D to the Prospectus which forms a part of this Registration Statement).

4.6 Amendment No. 2 dated October 9, 1991 (effective October 24, 1991) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.7 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, filed with the Commission on March 26, 1992, Commission File No. 2-66296.

4.7     Amendment No. 3 dated December 9, 1991 (effective December 30,
	1991) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.8 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, filed with the Commission on March 26, 1992, Commission File No. 2-66296.
								  II-2


4.8     Note Agreement dated December 15, 1991 (effective December 30,
	1991), between Roundy's, Inc. and Massachusetts Mutual Life Insurance Company and United of Omaha Life Insurance Company, incorporated herein by reference to Exhibit 4.9 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, filed with the Commission on March 26, 1992, Commission File No. 2-66296.

4.9     Amendment No. 4 dated December 14, 1992 (effective December 15,
	1992) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.10 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

4.10 Note Agreement dated December 15, 1992 between Roundy's, Inc. and Connecticut Mutual Life Insurance Company, The Ohio National Life Insurance Company, Provident Mutual Life Insurance Company of Philadelphia, Providentmutual Life and Annuity Company of America, Guarantee Mutual Life Company, Woodmen Accident and Life Company and United of Omaha Life Insurance Company, incorporated herein by reference to Exhibit 4.11 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

4.11 Policies relating to Roundy's Issuance and Sales and Redemptions/ Repurchases of its Stock.
	FILED HEREWITH (included as Exhibit E to the Prospectus which forms a part of this Registration Statement).

4.12    Amendment No. 5 dated December 15, 1993 (effective December 13,
	1993) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.13 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, filed with the Commission on March 31, 1994, Commission File No. 2-66296.

4.13    Note Agreement dated December 22, 1993 (effective December 22,
	1993), between Roundy's, Inc. and The Variable Annuity Life Insurance Company, The Life Insurance Company of Virginia, Phoenix Home Life Mutual Insurance Company, Phoenix American Life Insurance Company, Washington National Insurance Company, and TMG Life Insurance Company, incorporated herein by reference to
	Exhibit 4.14 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, filed with the Commission on March 31, 1994, Commission File No. 2-66296.

4.14    Form of Subscription Agreement
	FILED HEREWITH (included as Exhibit A to the Prospectus which forms a part of this Registration Statement).

4.15    Form of Buying Deposit Agreement
	FILED HEREWITH (included as Exhibit B to the Prospectus which forms a part of this Registration Statement).

4.16 Article V of Registrant's By-Laws "Fiscal Year Accounting and Patronage Rebates," as amended on December 12, 1989.
	FILED HEREWITH (included as Exhibit C to the Prospectus which forms a part of this Registration Statement).

5.1 Opinion of Whyte Hirschboeck Dudek S.C. as to legality of issuance of securities.
	FILED HEREWITH.

9 Amended and Restated Voting Trust Agreement dated September 16, 1983, incorporated herein by reference to Exhibit 9 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1983, filed with the Commission on March 30, 1984, Commission File No. 2-66296.

9(a) Amendments No. 1 and 2, dated April 8, 1986 to Amended and Restated Voting Trust Agreement, incorporated herein by reference to Exhibit 9(a) of Registrant's Registration Statement on Form S-2 (File No. 2-66296), dated April 29, 1986.

9(b)    Amendment No. 1987-1 to Amended and Restated Voting Trust
	Agreement, incorporated herein by reference to Exhibit 9(b) of Registrant's Registration Statement on Form S-2 (File No. 2-66296), dated April 29, 1987.

10.1 Employment Agreement dated July 1, 1992 between the Registrant and John R. Dickson, incorporated herein by reference to Exhibit 10.1 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30,
	 1993, Commission File No. 2-66296.

10.2 Roundy's, Inc. Supplemental Pension Plan Agreement, effective July 1, 1987 between the Registrant and John R. Dickson, incorporated herein by reference to Exhibit 10.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

10.3 Deferred Compensation Agreement plan between the Registrant and certain executive officers including Messrs. Dickson, Ranus, Lestina and Sullivan, incorporated herein by reference to Exhibit
	10.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989 filed with the Commission on March 30, 1990, Commission File No. 2-66296.

10.4 Directors and Officers Liability and Corporation Reimbursement Policy issued by American Casualty Company of Reading, Pennsylvania (CNA Insurance Companies) as of June 13, 1986, incorporated herein by reference to Exhibit 10.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1987, filed with the Commission on April 3, 1987, Commission File No. 2-66296.

10.4(a) Declarations page for renewal of Directors and Officers Liability and Corporation Reimbursement Policy, incorporated herein by reference to Exhibit 10.4(a) of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, filed with the Commission on March 31, 1994, Commission File No. 2-66296.

10.5 1991 Stock Incentive Plan, revised February 9, 1993, incorporated herein by reference to Exhibit 10.6 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

23.1    Consent of Deloitte & Touche LLP.
	FILED HEREWITH.

23.2    Consent of Whyte Hirschboeck Dudek S.C.
	FILED HEREWITH (included as part of Exhibit 5.1).

24.1 Powers of Attorney of Certain Officers and Directors of Registrant FILED HEREWITH (included as part of Signature Page).

27.1    Financial Data Schedule
	FILED HEREWITH.

Item 17.  Undertakings.

(a)     Rule 415 Offering.  The undersigned registrant hereby undertakes

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

		(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
	Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Incorporated Annual and Quarterly Reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. The undersigned registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

	Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment for the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

				  SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Pewaukee, State of Wisconsin, on January 25, 1995.

				      ROUNDY'S, INC.

				  By  ROBERT D. RANUS
				      -----------------------
				      Robert D. Ranus
				      Vice President and
				      Chief Financial Officer


	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert D. Ranus, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, as amended, Registration Statement has been signed this 25th day of January by the following persons in the capacities indicated:




	 Signature                            Title
	 ---------                            -----

JOHN R. DICKSON                         Director, Chairman and
- ------------------------                Chief Executive Officer
John R. Dickson



ROBERT D. RANUS                        Director, Vice President and
- ------------------------               Chief Financial Officer and
Robert D. Ranus                        Principal Accounting Officer

	 Signature                            Title
	 ---------                            -----




JOHN R. DICKSON                              Director
- -----------------------
John R. Dickson


GERALD F. LESTINA                            Director
- -----------------------
Gerald F. Lestina


ROBERT D. RANUS                              Director
- ------------------------
Robert D. Ranus


CHARLES R. BONSON                            Director
- ------------------------
Charles R. Bonson



GARY N. GUNDLACH                             Director
- ------------------------
Gary N. Gundlach



GEORGE E. PRESCOTT                           Director
- ------------------------
George E. Prescott



GEORGE C. KAISER                             Director
- ------------------------
George C. Kaiser



BRENTON H. RUPPLE                            Director
- ------------------------
Brenton H. Rupple




ROBERT E. BARTELS                            Director
- ------------------------
Robert E. Bartels

					       ROUNDY'S, INC.

							    FORM S-2
				   REGISTRATION STATEMENT
			      UNDER THE SECURITIES ACT OF 1933

				  INDEX TO EXHIBITS



Exhibit    Description and Incorporation by Reference
- -------    ------------------------------------------
   3.1 Articles of Incorporation of the Registrant, as amended, incorporated herein by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-2 (File No. 2-94485), dated December 5, 1984.

   3.2 By-Laws of the Company, as amended December 9, 1986, incorporated herein by reference to Exhibit 3.2 of Registrant's Annual Report on Form 10-K for fiscal year ended January 3, 1987, filed with the Commission on April 3, 1987, Commission File No. 2-66296.

   3.3     1988-1 By-Law Amendments, incorporated herein by reference to
	   Exhibit 3.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1988, filed with the Commission on April 1, 1988, Commission File No. 2-66296.

   3.4 Amendment of By-Law Section 5.01, incorporated herein by reference to Exhibit 3.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989, filed with the Commission on March 30, 1990, Commission File No. 2-66296.

   3.5 Amendment of By-Law Sections 7.10, 7.11 and 7.12, incorporated herein by reference to Exhibit 3.5 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1990, filed with the Commission on March 28, 1991, Commission File No. 2-66296.

   4.1 Modification Letter dated March 1, 1989 to Note Purchase Agreement dated September 1, 1987 between Roundy's, Inc. and Teachers Insurance and Annuity Association of America, incorporated herein by reference to Exhibit 4.1 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission on March 31, 1989, Commission File No. 2-66296.

   4.2 Modification Letter dated March 20, 1990 to Modification Letter dated March 1, 1989 and to Note Purchase Agreement dated March 1, 1989 between Roundy's, Inc. and Teachers Insurance and Annuity Association of America, incorporated herein by reference to
	   Exhibit 4.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989, filed with the Commission on March 30, 1990, Commission File No. 2-66296.

   4.3 Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1988, filed with the Commission on March 31, 1989, Commission File No. 2-66296.

   4.4 Amendment No. 1 dated April 13, 1990 to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit
	   4.5 of Registrant's Registration Statement on Form S-2 (File No. 2-66296), dated April 27, 1990.

   4.5 Policy Relating to Redemption of Stock by Inactive Customer Shareholders and Former Employees.
	   FILED HEREWITH (included as Exhibit D to the Prospectus which forms a part of this Registration Statement).

   4.6 Amendment No. 2 dated October 9, 1991 (effective October 24, 1991) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.7 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, filed with the Commission on March 26, 1992, Commission File No. 2-66296.

   4.7     Amendment No. 3 dated December 9, 1991 (effective December 30,
	   1991) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.8 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, filed with the Commission on March 26, 1992, Commission File No. 2-66296.



   4.8     Note Agreement dated December 15, 1991 (effective December 30,
	   1991), between Roundy's, Inc. and Massachusetts Mutual Life Insurance Company and United of Omaha Life Insurance Company, incorporated herein by reference to Exhibit 4.9 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, filed with the Commission on March 26, 1992, Commission File No. 2-66296.

   4.9     Amendment No. 4 dated December 14, 1992 (effective December 15,
	   1992) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.10 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

   4.10 Note Agreement dated December 15, 1992 between Roundy's, Inc. and Connecticut Mutual Life Insurance Company, The Ohio National Life Insurance Company, Provident Mutual Life Insurance Company of Philadelphia, Providentmutual Life and Annuity Company of America, Guarantee Mutual Life Company, Woodmen Accident and Life Company and United of Omaha Life Insurance Company, incorporated herein by reference to Exhibit 4.11 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

   4.11 Policies relating to Roundy's Issuance and Sales and Redemptions/ Repurchases of its Stock.
	   FILED HEREWITH (included as Exhibit E to the Prospectus which forms a part of this Registration Statement).

   4.12    Amendment No. 5 dated December 15, 1993 (effective December 13,
	   1993) to the Credit Agreement dated March 6, 1989, between Roundy's, Inc. and The Chase Manhattan Bank, N.A. (as agent), incorporated herein by reference to Exhibit 4.13 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, filed with the Commission on March 31, 1994, Commission File No. 2-66296.

   4.13    Note Agreement dated December 22, 1993 (effective December 22,
	   1993), between Roundy's, Inc. and The Variable Annuity Life Insurance Company, The Life Insurance Company of Virginia, Phoenix Home Life Mutual Insurance Company, Phoenix American Life Insurance Company, Washington National Insurance Company, and TMG Life Insurance Company, incorporated herein by reference to
	   Exhibit 4.14 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, filed with the Commission on March 31, 1994, Commission File No. 2-66296.

   4.14    Form of Subscription Agreement
	   FILED HEREWITH (included as Exhibit A to the Prospectus which forms a part of this Registration Statement).

   4.15    Form of Buying Deposit Agreement
	   FILED HEREWITH (included as Exhibit B to the Prospectus which forms a part of this Registration Statement).

   4.16 Article V of Registrant's By-Laws "Fiscal Year Accounting and Patronage Rebates," as amended on December 12, 1989.
	   FILED HEREWITH (included as Exhibit C to the Prospectus which forms a part of this Registration Statement).

   5.1 Opinion of Whyte Hirschboeck Dudek S.C. as to legality of issuance of securities.
	   FILED HEREWITH.

   9 Amended and Restated Voting Trust Agreement dated September 16, 1983, incorporated herein by reference to Exhibit 9 of Registrant's Annual Report on Form 10-K for the year ended December 31, 1983, filed with the Commission on March 30, 1984, Commission File No. 2-66296.

   9(a) Amendments No. 1 and 2, dated April 8, 1986 to Amended and Restated Voting Trust Agreement, incorporated herein by reference to Exhibit 9(a) of Registrant's Registration Statement on Form S-2 (File No. 2-66296), dated April 29, 1986.

   9(b) Amendment No. 1987-1 to Amended and Restated Voting Trust Agreement, incorporated herein by reference to Exhibit 9(b) of Registrant's Registration Statement on Form S-2 (File No. 2-66296), dated April 29, 1987.

   10.1 Employment Agreement dated July 1, 1992 between the Registrant and John R. Dickson, incorporated herein by reference to Exhibit 10.1 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

   10.2 Roundy's, Inc. Supplemental Pension Plan Agreement, effective July 1, 1987 between the Registrant and John R. Dickson, incorporated herein by reference to Exhibit 10.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

   10.3 Deferred Compensation Agreement plan between the Registrant and certain executive officers including Messrs. Dickson, Ranus, Lestina and Sullivan, incorporated herein by reference to Exhibit
	   10.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1989 filed with the Commission on March 30, 1990, Commission File No. 2-66296.

   10.4 Directors and Officers Liability and Corporation Reimbursement Policy issued by American Casualty Company of Reading, Pennsylvania (CNA Insurance Companies) as of June 13, 1986, incorporated herein by reference to Exhibit 10.3 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 3, 1987, filed with the Commission on April 3, 1987, Commission File No. 2-66296.

   10.4(a) Declarations page for renewal of Directors and Officers Liability and Corporation Reimbursement Policy, incorporated herein by reference to Exhibit 10.4(a) of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1994, filed with the Commission on March 31, 1994, Commission File No. 2-66296.

   10.5 1991 Stock Incentive Plan, revised February 9, 1993, incorporated herein by reference to Exhibit 10.6 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 2, 1993, filed with the Commission on March 30, 1993, Commission File No. 2-66296.

   23.1    Consent of Deloitte & Touche LLP.
	   FILED HEREWITH.

   23.2    Consent of Whyte Hirschboeck Dudek S.C.
	   FILED HEREWITH (included as part of Exhibit 5.1).

   24.1 Powers of Attorney of Certain Officers and Directors of Registrant FILED HEREWITH (included as part of Signature Page).

   27.1    Financial Data Schedule
	   FILED HEREWITH.

							   EXHIBIT 5.1

January 26, 1995


Roundy's, Inc.
23000 Roundy Drive
Pewaukee, Wisconsin  53072

RE:  Form S-2 Registration Statement

Gentlemen:

     We have acted as counsel to Roundy's, Inc. ("Registrant") in connection with the preparation and filing of the above - referenced Registration Statement and the proposed issuance of up to 4,000 shares of the Registrant's Class A (Voting) Common Stock, and up to 300,000 shares fo the Registrant's Class B (Non-voting) Common Stock, in an offering to which the Registration Statement relates.

     We have examined the originals, or photostatic, certified or conformed copies of such records of Registrant, certificates of its officers and such other documents as we have deemed relevant and necessary, as a basis for the opinion, set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of such latter documents, and the correctness and completeness of such certificates on which we have relied.

	Based on the foregoing, it is our opinion that the securities being offered by the Registrant when issued as contemplated by the Registration Statement against payment of the consideration therefor, will be legally issued, fully paid and nonassessable, subject to limitation contained in
Section 180.0622 (2) (b), Wisconsin Statutes, which makes shareholders personally liable for debts owing to employees for services performed for the Registrant not exceeding six months service, up to the par value of the shares they own. We note that "par value" has been construed by the Wisconsin Supreme court for this purpose to mean the initial purchase price of the stock.

     We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and any amendments thereto (including post-effective amendments) and to the reference to this firm and to this opinion in the Registration Statement.


					     Very truly yours,

					     WHYTE HIRSCHBOECK DUDEK S.C.

				       By:   ANDREW J. GUZIKOWSKI
					     ------------------------------
					     Andrew J. Guzikowski

							    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Roundy's, Inc. on Form S-2 of our reports dated February 28, 1994, included in and incorporated by reference in the Annual Report on Form 10-K of Roundy's, Inc. for the year ended January 1, 1994, and to the use of our report dated February 28,1994, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us appearing under the heading "Experts" in such Prospectus.

DELIOTTE & TOUCHE LLP

Milwaukee, Wisconsin
January 26, 1995